Exhibit 3.1

CERTIFICATE OF SECRETARY

AMENDMENT TO THE BYLAWS OF

ITERIS, INC.

The undersigned does hereby certify that:

(1)           He is the duly elected and acting secretary of Iteris, Inc., a Delaware corporation (the “Corporation”); and

(2)           Section 1 of Article V of the Bylaws of the Corporation shall be amended and restated to read in full as follows:

“Section 1.             Form of Certificates.

The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed, in the name of the Corporation (i) by the chairperson or vice-chairperson of the Board of Directors, or the president or a vice-president, and (ii) by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the Corporation, representing the number of shares registered in certificate form.  Certificates shall be in such form as the Board of Directors may from time to time prescribe, to the extent consistent with applicable law, provided that the Corporation shall not have the power to issue a certificate in bearer form.”

(3)           Section 4 of Article V of the Bylaws of the Corporation shall be amended and restated to read in full as follows:

“Section 4.             Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the registered holder thereof in person or by his or her attorney lawfully constituted in writing, (i) with regard to certificated shares, upon surrender for cancellation of certificates therefor properly endorsed for transfer and payment of all necessary transfer taxes, and (ii) with regard to uncertificated shares, upon delivery of proper transfer instructions and payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.”

(4)           The foregoing amendments to the Bylaws of the Corporation were duly adopted by the Board of Directors by unanimous written consent effective December 7, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Certificate to be effective as of the 7th day of December 2007.

/S/ JAMES S. MIELE
James S. Miele, Secretary